Exhibit 99.1

Digital Locations Reveals Competitive Analysis

The Company describes the market research performed by the Florida International University (FIU) tech team

SANTA BARBARA, CA, September 6, 2023 (GLOBE NEWSWIRE) – Digital Locations, Inc. (OTCMKTS:DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced the results of the competitive analysis performed by the Florida International University (FIU) tech team.

To better understand the strengths and weaknesses of potential competitors, the FIU tech team undertook an in-depth study of commercially available direct phone to satellite technologies. The results have helped the tech team establish a baseline for performance and system parameters for future systems. The outcome of this study has also helped the tech team identify the specific sub-6 GHz bands and the mmWave bands that will be adopted in its development efforts.

Finally, and of great importance, the market study results assure the FIU tech team that its planned development path is designed to attack real world problems and that it can be reasonably sure there is a market for its proposed technology.

Highlights from the study include:

●	There are many satellite connectivity providers available in the market, but in all cases, a dedicated device is a requirement.
●	In many cases, only SOS service or text messaging is the only available service.
●	Elon Musk’s Starlink can provide high-speed internet using a bulky dish, modem, and AC power supply.
●	Hence, direct satellite to mobile using a modified or unmodified smartphone is the best option.
●	Many groups are working towards Satellite to Smartphone Technology. However, none appear to be close to delivering high-speed Internet.

“This study performed by the FIU tech team confirms our original thesis,” said Rich Berliner, CEO of Digital Locations. “When we started, we were convinced that no one has yet been able to solve the technical challenges of delivering high-speed Internet from satellites directly to smartphones on a worldwide basis. Now, we are even more certain that is the case. Also, we are confident that the FIU tech team is well positioned to find success.”

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin) and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and even Netflix, Amazon and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

Safe Harbor Statement

This press release may contain “forward-looking statements.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law.

Press Contact:

communications@digitallocations.com

(805) 456-7000